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As filed with the Securities and Exchange Commission on December 11, 2003

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
under
THE SECURITIES ACT OF 1933

AEROFLEX INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	11-1974412 (I.R.S. Employer Identification No.)
35 South Service Road Plainview, New York 11803 (516) 694-6700 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
Michael Gorin, President
Aeroflex Incorporated
35 South Service Road
Plainview, New York 11803
(516) 694-6700
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
 Nancy D. Lieberman, Esq.
Kramer, Coleman, Wactlar & Lieberman, P.C.
100 Jericho Quadrangle
Jericho, New York 11753
(516) 822-4820

        Approximate date of commencement of proposed sale to public: From time to time after the effective date of this Registration Statement as determined by market conditions.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box    ☐.

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box    ☒.

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering    ☐.

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering    ☐.

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box    ☒.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)

Common Stock, $.10 par value, including related rights to purchase Series A Junior Participating Preferred Stock(3)	$—	$—

Warrants(4)	—	—

Debt Securities(5)	—	—

Total	$125,000,000(6)	$10,112.50

(1)
The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.

(2)
Calculated pursuant to Rule 457(o) under the Securities Act.

(3)
Subject to note 6 below, there is being registered hereunder an indeterminate number of shares of common stock as may be sold from time to time by the registrant. Pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions. Pursuant to Rule 457(i) under the Securities Act, the shares being registered hereunder include an indeterminate number of shares of common stock may be issuable upon conversion or exchange of any warrants or debt securities issued under this registration statement.

(4)
Subject to note 6 below, there is being registered hereunder an indeterminate number of warrants to purchase common stock or debt securities of one or more series. Pursuant to Rule 457(i) under the Securities Act, the warrants being registered hereunder include such indeterminate number of warrants as may be issuable upon conversion or exchange of any debt securities issued under this registration statement.

(5)
Subject to note 6 below, there is being registered hereunder an indeterminate principal amount of debt securities of the registrant as may be sold from time to time by the registrant. If any debt securities are issued at an original issue discount, then the offering price shall be in such greater principal amount at maturity as shall result in aggregate gross proceeds to the registrant not to exceed $125 million, less the gross proceeds attributable to any securities previously issued pursuant to this registration statement. Pursuant to Rule 457(i) under the Securities Act, the debt securities being registered hereunder include such indeterminate principal amount of debt securities as may be issuable upon conversion or exchange of warrants issued under this registration statement.

(6)
In no event will the aggregate offering price of all securities issued from time to time pursuant to this registration statement exceed $125 million, excluding accrued interest, if any, on any debt securities issued under this registration statement. The securities registered hereunder may be sold separately or as units with other securities registered hereunder.

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Subject to Completion, Dated December 11, 2003

The information contained in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

$125,000,000

AEROFLEX INCORPORATED

Common Stock
Debt Securities
Warrants

From time to time, we may sell any of the securities listed above.

We will provide the specific terms of these securities in one or more supplements to this prospectus. You should read this prospectus, the information incorporated by reference in this prospectus and any prospectus supplement carefully before you invest.

Our common stock is quoted on The Nasdaq National Market under the symbol "ARXX." On December 5, 2003, the last reported sales price of the common stock on The Nasdaq National Market was $11.56.

Investing in our securities involves risks. See "Risk Factors" beginning on page 4.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

The securities may be sold by us to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information on the methods of sale, you should refer to the section entitled "Plan of Distribution" in this prospectus. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable discounts or commissions and over allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                        , 2003.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	ii
SUMMARY	1
RISK FACTORS	3
FORWARD-LOOKING STATEMENTS	7
FINANACIAL RATIOS	7
USE OF PROCEEDS	7
DIVIDEND POLICY	8
ABOUT AEROFLEX INCORPORATED	8
DESCRIPTION OF CAPITAL STOCK	10
DESCRIPTION OF DEBT SECURITIES	15
DESCRIPTION OF WARRANTS	28
LEGAL OWNERSHIP OF SECURITIES	30
PLAN OF DISTRIBUTION	34
LEGAL MATTERS	35
EXPERTS	35
WHERE YOU CAN FIND MORE INFORMATION ABOUT US	35

As used in this prospectus, the terms "we," "us," "our," and "Aeroflex" mean Aeroflex Incorporated and its subsidiaries, unless we specify otherwise.

We are incorporated under the laws of the state of Delaware. Our executive offices are located at 35 South Service Road, Plainview, New York, 11803 and our telephone number is (516) 694-6700.

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with additional or different information. This prospectus and any prospectus supplement may be used only where it is legal to sell these securities. The information in this prospectus and any prospectus supplement may only be accurate as of the date on the front of the document and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or prospectus supplement or any sale of a security.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a "shelf" registration process. Under this shelf registration process, we may sell common stock, debt securities and warrants, in one or more offerings up to a total dollar amount of $125,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell any securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of those securities. We may also add, update or change in a prospectus supplement any of the information contained in this prospectus or in documents we have incorporated by reference into this prospectus. This prospectus, together with the applicable prospectus supplements and the documents incorporated by reference into this prospectus, includes all material information relating to this offering. You should carefully read both this prospectus and the applicable prospectus supplement together with the additional information described under "Where You Can Find More Information About Us" before buying securities in this offering.

ii

SUMMARY

Aeroflex Incorporated

        We use our advanced design, engineering and manufacturing abilities to produce microelectronic and testing solutions. Our products are used in the aerospace, defense, fiber optic, wireless and satellite communications markets. We also design and manufacture motion control systems and shock and vibration isolation systems which are used for commercial, industrial and defense applications. Our operations are grouped into three segments:

  •
  microelectronic solutions

  •
  test solutions

  •
  isolator products

The Securities We May Offer

        We may offer shares of our common stock various series of debt securities and warrants to purchase any of such securities, with a total value of up to $125 million from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

  •
  designation or classification;

  •
  aggregate principal amount or aggregate offering price;

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  maturity;

  •
  original issue discount, if any;

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  rates and times of payment of interest, dividends or other payments, if any;

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  redemption, conversion, exchange, settlement or sinking fund terms, if any;

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  conversion, exchange or settlement prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion, exchange or settlement prices or rates and in the securities or other property receivable upon conversion, exchange or settlement;

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  ranking;

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  restrictive covenants, if any;

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  voting or other rights, if any; and

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  important federal income tax considerations.

        The prospectus supplement also may add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus.

        This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

        We may sell the securities directly to or through underwriters, dealers or agents. We, and our underwriters, dealers or agents, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities through underwriters, dealers, or agents, we will include in the applicable prospectus supplement:

  •
  the names of those underwriters, dealers or agents;

  •
  applicable fees, discounts and commissions to be paid to them;

  •
  details regarding over-allotment options, if any; and

  •
  the net proceeds to us.

        Common Stock.    We may issue shares of our common stock from time to time. Holders of our common stock are entitled to one vote per share for the election of directors and on all other matters that require stockholder approval. Subject to any preferential rights of any outstanding preferred stock, in the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in the assets remaining after payment of liabilities and the liquidation preferences of any outstanding preferred stock. Our common stock does not carry any preemptive rights enabling a holder to subscribe for, or receive shares of, any class of our common stock or any other securities convertible into shares of any class of our common stock, or any redemption rights other than the preferred stock purchase rights which may be converted into our common stock upon the occurrence of certain events. See "Description of Capital Stock—Preferred Stock—Stockholder Rights Plan."

        Debt Securities.    We may issue debt securities from time to time, in one or more series, as either senior, subordinated or junior subordinated debt or as senior, subordinated or junior subordinated convertible debt. The senior debt securities will rank equally with any other unsubordinated debt that we may have and may be secured or unsecured. The subordinated debt securities and junior subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all or some portion of our indebtedness. Any convertible debt securities that we issue will be convertible into or exchangeable for our common stock or other securities of ours. Conversion may be mandatory or at your option and would be at prescribed conversion rates.

        The debt securities will be issued under one or more documents called indentures, which are contracts between us and a trustee for the holders of the debt securities. In this prospectus, we have summarized certain general features of the debt securities. We urge you, however, to read the prospectus supplements related to the series of debt securities being offered, as well as the complete indentures that contain the terms of the debt securities. Indentures have been filed as exhibits to the registration statement, of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of debt securities being offered will be incorporated by reference into the registration statement, of which this prospectus is a part, from reports we file with the SEC.

        Warrants.    We may issue warrants for the purchase of common stock and/or debt securities in one or more series, from time to time. We may issue, warrants independently or together with common stock and/or debt securities, and the warrants may be attached to or separate from those securities.

        The warrants will be evidenced by warrant certificates issued under one or more warrant agreements, which are contracts between us and an agent for the holders of the warrants. In this prospectus, we have summarized certain general features of the warrants. We urge you, however, to read the prospectus supplements related to the series of warrants being offered, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants. Forms of warrant agreements and warrant certificates relating to warrants for the purchase of common stock and debt securities have been filed as exhibits to the registration statement, of which this prospectus is a part, and complete warrant agreements and warrant certificates containing the terms of the warrants being offered will be incorporated by reference into the registration statement, of which this prospectus is a part, from reports we file with the SEC.

RISK FACTORS

        An investment in our securities is risky. Prior to making a decision about investing in our securities, you should carefully consider the specific risks discussed under "Risk Factors" in both the prospectus and the applicable prospectus supplement, together with all of the other information contained in this prospectus and the prospectus supplement or incorporated by reference in this prospectus. The risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm our business. If any of the risks or uncertainties described below or any such additional risks and uncertainties actually occur, our business, results of operations and financial condition could be materially and adversely affected. In that case, the trading price of the securities being offered by this prospectus and the applicable prospectus supplements could decline, and you might lose all or part of your investment.

Risks Relating to Our Business

  The weak economic climate could adversely affect our revenues, gross margins and expenses.

        Our revenues and gross margins will depend significantly on the overall demand for microelectronic products and testing solutions, particularly in the product and service segments in which we compete. Softening demand for our products and services caused by ongoing economic weakness may result in decreased revenues, earnings levels or growth rates and problems with the saleability of inventory and realizability of customer receivables. The global economy has weakened and market conditions continue to be challenging. As a result, individuals and companies are delaying or reducing expenditures, including those for our products. We have observed effects of the global economic downturn in many areas of our business. Further delays or reductions in spending for our products could have a material adverse effect on our business, results of operations and financial condition.

  Our operating results may fluctuate significantly on a quarterly basis.

        Our sales and other operating results have fluctuated significantly in the past, and we expect this trend will continue. Factors which affect our results include:

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  the timing, cancellation or rescheduling of customer estimates, orders and shipments;

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  the pricing and mix of products sold;

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  new product introductions;

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  our ability to obtain components and subassemblies from contract manufacturers and suppliers; and

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  variations in manufacturing efficiencies.

        Many of these factors are beyond our control. Historically, the fourth quarter of our fiscal year has been the strongest; however, we experienced a loss in the quarter ended June 30, 2002. Our performance in any one fiscal quarter is not necessarily indicative of any financial trends or future performance.

        In the event that any of our customers encounter financial difficulties and fails to pay us, it could adversely effect our results of operations and financial condition.

        We manufacture products to customer specifications and purchase products in response to customer orders. In addition, we may commit significant amounts to maintain inventory in anticipation of customer orders. In the event that any customer for whom we maintain inventory experiences financial difficulties, we may be unable to sell such inventory at its current profit margin, if at all. In such event, our gross margins would decline. In addition, if the financial condition of any customer deteriorates resulting in an impairment of that customer's ability to pay to us amounts owed in respect of a significant amount of outstanding receivables, our financial condition would be adversely effected.

        If we cannot continue to develop, manufacture and market innovative products and services rapidly that meet customer requirements for performance and reliability, we may lose market share and our revenues may suffer.

        The process of developing new high technology products and services is complex and uncertain, and failure to anticipate customers' changing needs and emerging technological trends accurately and to develop or obtain appropriate intellectual property could significantly harm our results of operations. We must make long-term investments and commit significant resources before knowing whether our predictions will eventually result in products that the market will accept. We must accurately forecast volumes, mix of products and configurations that meet customer requirements, and we may not succeed.

        Due to the international nature of our business, political or economic changes could harm our future revenues, costs and expenses and financial condition.

        Our future revenues, costs and expenses could be adversely affected by a variety of international factors, including:

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  changes in a country's or region's political or economic conditions;

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  longer accounts receivable cycles;

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  trade protection measures;

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  unexpected changes in regulatory requirements;

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  differing technology standards and/or customer requirements; and

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  import or export licensing requirements, which could affect our ability to obtain favorable terms for components or lead to penalties or restrictions.

        A portion of our product and component manufacturing, along with key suppliers, is located outside of the United States, and also could be disrupted by some of the international factors described above.

        We are exposed to foreign currency exchange rate risks that could adversely affect our business, results of operations and financial condition.

        We are exposed to foreign currency exchange rate risks that are inherent in our sales commitments, anticipated sales, and assets and liabilities that are denominated in currencies other than the United States dollar. Failure to sufficiently hedge or otherwise manage foreign currency risks properly could adversely affect our business, results of operations and financial condition.

        As part of our business strategy, we may complete acquisitions or divest non-strategic businesses and product lines. These actions could adversely affect our business, results of operations and financial condition.

        As part of our business strategy, we engage in discussions with third parties regarding, and enter into agreements relating to, possible acquisitions, strategic alliances, ventures and divestitures in order to manage our product and technology portfolios and further our strategic objectives. In order to pursue this strategy successfully, we must identify suitable acquisition, alliance or divestiture candidates, complete these transactions, some of which may be large and complex, and integrate acquired companies. Integration and other risks of acquisitions and strategic alliances can be more pronounced for larger and more complicated transactions, or if multiple acquisitions are pursued simultaneously. The integration of our recent acquisitions of the Racal Instruments Wireless Solutions Group and MCE

Technologies, Inc. may make the completion and integration of subsequent acquisitions more difficult. However, if we fail to identify and complete these transactions, we may be required to expend resources to internally develop products and technology or may be at a competitive disadvantage or may be adversely affected by negative market perceptions, which may have a material effect on our revenues and selling, general and administrative expenses taken as a whole.

        Acquisitions and strategic alliances may require us to integrate with a different company culture, management team and business infrastructure and otherwise manage integration risks. Even if an acquisition or alliance is successfully integrated, we may not receive the expected benefits of the transaction. Managing acquisitions, alliances and divestitures requires varying levels of management resources, which may divert management's attention from other business operations. Acquisitions, including abandoned acquisitions, also may result in significant costs and expenses and charges to earnings. As a result, any completed, pending or future transactions may contribute to the our financial results differing from the investment community's expectations in a given quarter.

        In order to be successful, we must retain and motivate key employees, and failure to do so could seriously harm us.

        In order to be successful, we must retain and motivate executives and other key employees, including those in managerial, technical, marketing and information technology support positions. In particular, our product generation efforts depend on hiring and retaining qualified engineers. Attracting and retaining skilled workers and qualified sales representatives is also critical to us. Experienced management and technical, marketing and support personnel in the microelectronics and test solutions industries are in demand and competition for their talents is intense. Employee retention may be a particularly challenging issue following our recent acquisitions we also must continue to motivate employees and keep them focused on our strategies and goals, which may be particularly difficult due to the potential distractions related to integrating the acquired operations.

        Terrorist acts and acts of war may seriously harm our business, results of operations and financial condition.

        Terrorist acts or acts of war (wherever located around the world) may cause damage or disruption to us, our employees, facilities, partners, suppliers, distributors and resellers, and customers, which could significantly impact our revenues, expenses and financial condition. The terrorist attacks that took place in the United States on September 11, 2001 were unprecedented events that have created many economic and political uncertainties, some of which may materially harm our business and results of operations. The potential for future terrorist attacks, the national and international responses to terrorist attacks, and other acts of war or hostility have created many economic and political uncertainties, which could adversely affect our business and results of operations in ways that cannot presently be predicted. In addition, as a company with headquarters and significant operations located in the United States, we may be impacted by actions against the United States. We will be predominantly uninsured for losses and interruptions caused by terrorist acts and acts of war.

        Our stock price has historically fluctuated and may continue to fluctuate.

        Our stock price, like that of other technology companies, can be volatile. Some of the factors that can affect our stock price are:

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  the announcement of new products, services or technological innovations by us or our competitors;

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  quarterly increases or decreases in our revenue or earnings;

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  changes in quarterly revenue or earnings estimates by the investment community; and

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  speculation in the press or investment community about our strategic position, financial condition, results of operations, business or significant transactions.

        General market conditions and domestic or international macroeconomic and geopolitical factors unrelated to our performance may also affect our stock price. For these reasons, investors should not rely solely on recent trends to predict future stock prices or financial results. In addition, following periods of volatility in a company's securities, securities class action litigation against a company is sometimes instituted. This type of litigation could result in substantial costs and the diversion of management time and resources.

        We may issue additional shares of common stock without stockholder approval, which may adversely effect the market price for our common stock.

        As of the date of this prospectus, we have an aggregate of approximately 24,200,000 shares of common stock authorized but unissued and not reserved for specific purposes. We may issue a portion of those shares pursuant to a prospectus supplement and, thereafter, issue the balance of such shares without any action or approval by our stockholders, including under an additional prospectus supplement. In the event that we offer and you purchase shares of our common stock under any prospectus supplement and we then sell additional shares of our common stock, the sale of such additional shares would dilute your percentage ownership. Unissued but reserved shares of our common stock include shares of common stock reserved for issuance in connection with the exercise of the stock options issued under our stock option plans. The market price of our common stock may decline as a result of sales of a large number of shares in the market, or the perception that such sales could occur.

Risks Relating to the Offered Securities

        Our stock price may continue to experience fluctuations, which may significantly affect the market price of our common stock and securities convertible into or exchangeable for our common stock.

        The market price of our common stock fluctuates and is expected to continue to be volatile in the future. These price fluctuations may be rapid and severe and may leave investors little time to react. Factors that may affect the market price of our common stock include the risks and uncertainties described above in this prospectus and described in the applicable prospectus supplement, as well as changes in securities analysts' earnings projections or recommendations. These factors could lead to a significant decrease in the market price of our common stock and securities convertible into or exchangeable for our common stock.

        The securities we are offering may not develop an active public market, which could depress the resale price of the securities.

        The securities we are offering, other than our common stock, will be new issues of securities for which there is currently no trading market. We cannot predict whether an active trading market for the securities will develop or be sustained. If an active trading market were to develop, the securities could trade at prices that may be lower than the initial offering price of the securities.

FORWARD-LOOKING STATEMENTS

        This prospectus contains or incorporates by reference, and the applicable prospectus supplement may contain, "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These forward-looking statements can generally be identified as such because the context of the statement will include words such as "may," "will," "intends," "plans," "believes," "anticipates," "expects," "estimates," "predicts," "potential," "continue," or "opportunity," the negative of these words or words of similar import. Similarly, statements that describe our future plans, strategies, intentions, expectations, objectives, goals or prospects are also forward-looking statements. Discussions containing these forward-looking statements may be found, among other places, in "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" incorporated by reference from our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q for the quarters ended subsequent to our filing of such Annual Report on Form 10-K with the SEC, as well as any amendments thereto reflected in subsequent filings with the SEC. These forward-looking statements are or will be, as applicable, based largely on our expectations and projections about future events and future trends affecting our business, and so are or will be, as applicable, subject to risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements.

        Our actual results of operations and execution of our business strategy could differ materially from those expressed in, or implied by, the forward-looking statements. In addition, past financial and/or operating performance is not necessarily a reliable indicator of future performance and you should not use our historical performance to anticipate results or future period trends. We can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on our results of operations and financial condition. In evaluating our forward-looking statements, you should specifically consider the risks and uncertainties discussed under "Risk Factors" in this prospectus and the applicable prospectus supplement. Except as required by law, we undertake no obligation to publicly revise our forward-looking statements to reflect events or circumstances that arise after the date of this prospectus or the prospectus supplement or the date of documents incorporated by reference in this prospectus that include forward-looking statements.

FINANCIAL RATIOS

        The following table sets forth our ratio of earnings to fixed charges for each of the periods presented:

	Years Ended June 30,
						Three months ended September 30, 2003
	1999	2000	2001	2002	2003
Ratio of earnings to fixed charges	8.47	7.23	14.17	1.13	4.28	1.55

USE OF PROCEEDS

        Except as described in any prospectus supplement, we currently intend to use the net proceeds from the sale of our securities under this prospectus to pay down any bank indebtedness then outstanding. We intend to use the balance of the net proceeds for general corporate purposes, including research and development. We may also use a portion of the net proceeds to acquire or invest in businesses, products and technologies that are complementary to our own, although we currently are not planning or negotiating any such transactions.

DIVIDEND POLICY

        We have never declared or paid any cash dividends on our common stock. Other than a two-for-one stock split in November 2000 and a five-for-four stock split in July 2000, we have not declared or paid stock dividends on our common stock during the past four years. We intend to retain any future earnings for the development and expansion of our business and for acquisitions and so do not intend to declare or pay any cash dividends in the foreseeable future. In addition, we are a party to a revolving credit agreement which prohibits us from paying cash dividends.

ABOUT AEROFLEX INCORPORATED

        We use our advanced design, engineering and manufacturing abilities to produce microelectronic and testing solutions. We have built our businesses through acquisitions and internal product development. Our products are used in the aerospace, defense, wireless and satellite communications markets. We also design and manufacture motion control systems and shock and vibration isolation systems which are used for commercial, industrial and defense applications. Our operations are grouped into three segments:

  •
  microelectronic solutions

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  test solutions

  •
  isolator products

        Our microelectronic solutions segment has been designing, manufacturing and selling state-of-the-art microelectronics for the electronics industry since 1974. We built this segment's business primarily through various acquisitions, as follows:

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  In January 1994, we acquired substantially all of the net operating assets of the microelectronics division of Marconi Circuit Technology Corporation, which manufactures a wide variety of microelectronic assemblies.

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  In March 1996, we acquired MIC Technology Corporation (now Aeroflex Pearl River, Inc.) which designs, develops, manufactures and markets microelectronic products in the form of passive thin film circuits and interconnects. Effective July 1, 1997, Aeroflex Pearl River, Inc. acquired certain equipment, inventory, licenses for technology and patents of two of Lucent Technologies' telecommunications component units—multi-chip modules and film integrated circuits. These units manufacture microelectronic modules and interconnect products.

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  In February 1999, we acquired all of the outstanding stock of UTMC Microelectronic Systems, Inc. (now Aeroflex Colorado Springs, Inc.), consisting of UTMC's integrated circuit business. That operation designs and supplies radiation tolerant integrated circuits for defense and satellite communications.

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  In September 2000, we acquired all of the operating assets of AmpliComm, Inc.(merged into Aeroflex Plainview, Inc), which designs and develops amplifiers used by aerospace/defense and communications systems manufacturers.

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  In September 2003, we acquired all of the outstanding stock of MCE Technologies, Inc. MCE designs, manufactures and markets a broad range of devices, components and subsystems that are used in defense related applications, as well as throughout mobile and fixed wireless infrastructure equipment and related test equipment applications. MCE's products are also used in wireless broadband access, cable head-end systems, fiber optic networking, and satellite applications.

        Our test solutions segment consists of two divisions: (1) instruments and (2) motion control products, including the following product lines:

  •
  Comstron, a leader in radio frequency and microwave technology used in the manufacture of fast switching frequency signal generators and components, which we acquired in November 1989. Comstron is currently an operating division of Aeroflex Plainview, Inc., one of our wholly-owned subsidiaries.

  •
  Lintek (now Aeroflex Powell, Inc.), a leader in high speed synthetic instrumentation antenna measurement systems, radar systems, transmit/receive module test systems and satellite test systems, which we acquired in January 1995.

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  Europtest, S.A. (France), which we acquired in September 1998. Europtest develops and sells specialized software-driven test equipment used primarily in cellular, satellite and other communications applications.

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  Altair, which we merged with in October 2000 in a pooling-of-interests business combination. Altair (merged into Aeroflex Powell, Inc.) designs and develops advanced object-oriented control systems software based upon a proprietary software engine.

  •
  RDL, which we acquired in October 2000. RDL (merged into Aeroflex Plainview, Inc.) designs, develops and manufactures advanced commercial communications test and measurement products and defense subsystems.

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  IFR, which we acquired in May 2002. IFR (now Aeroflex Wichita, Inc.) designs and manufactures advanced test solutions for communications, avionics and general test and measurement applications.

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  Racal Instruments Wireless Solutions Group, which we acquired in July 2003. RIWS is a leading developer, manufacturer and integrator of digital wireless testing and measurement solutions. Its products address two primary wireless applications—infrastructure testing and mobile handset testing.

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  In October 2003, Aeroflex Powell acquired the business of Celerity Systems Incorporated (CA), a company engaged in the development, manufacture and sale of modular digital test and measurement solutions for the communications, satellite, wireless and broadband test markets.

        Our motion control products division has been engaged in the development and manufacture of electro-optical scanning devices used in infra-red night vision systems since 1975. Additionally, it is engaged in the design, development and production of stabilization tracking devices and systems and magnetic motors used in satellites and other high reliability applications.

        Our isolator products segment has been designing, developing, manufacturing and selling severe service shock and vibration isolation systems since 1961. These devices are primarily used in defense applications. In October 1983, we acquired Vibration Mountings & Controls, Inc., which manufactures a line of off-the-shelf rubber and spring shock, vibration and structure borne noise control devices used in commercial and industrial applications. In December 1986, we acquired the operating assets of Korfund Dynamics Corporation, a manufacturer of an industrial line of heavy duty spring and rubber shock mounts.

        Approximately 37% of our sales for fiscal 2003, 43% of our sales for fiscal 2002 and 29% of our sales for fiscal 2001 were to agencies of the United States government or to prime defense contractors or subcontractors of the United States government.

DESCRIPTION OF CAPITAL STOCK

        As of the date of this prospectus, our certificate of incorporation authorizes us to issue 110,000,000 shares of common stock, par value $.10 per share and 1,000,000 shares of preferred stock, par value $0.10 per share. As of December 5, 2003, approximately 66,700,000 shares of our common stock were outstanding and no shares of preferred stock were outstanding. To date, our board of directors has designated 110,000 of the 1,000,000 authorized shares of preferred stock as Series A Junior Participating Preferred Stock, which series is described in greater detail below under "—Preferred Stock—Stockholder Rights Plan."

        The following summary describes the material terms of our capital stock and stockholder rights plan. The description of capital stock and stockholder rights plan is qualified by reference to our amended and restated certificate of incorporation, as amended, our bylaws, as amended, the certificate of designation for our Series A Junior Participating Preferred Stock, and our stockholder rights plan, which are incorporated by reference as exhibits into the registration statement of which this prospectus is a part.

Common Stock

        General.    We have 110,000,000 authorized shares of common stock, approximately 66,700,000 of which were issued and outstanding on December 5, 2003. All shares of our common stock currently outstanding are validly issued, fully paid and non-assessable, and all shares which are the subject of this prospectus, when issued, will be validly issued, fully paid and non-assessable.

        Voting Rights.    Each share of our common stock entitles the holder thereof to one vote, either in person or by proxy, at meetings of our stockholders. Our board of directors consists of three classes, each of whose members serves for a staggered three-year term. Stockholders are not permitted to vote their shares cumulatively. Accordingly, the holders of more than 50% of our outstanding shares of common stock can elect all of our directors standing for election at a stockholders' meeting.

        Dividend Policy.    All shares of our common stock are entitled to participate ratably in dividends when and as declared by our board of directors out of the funds legally available therefore. Any dividends may be paid in cash, property or additional shares of our common stock. We have never declared or paid any cash dividends on our common stock. There have been no stock dividends declared or paid on our common stock during the past four fiscal years except for a two-for-one stock split, which was paid on November 22, 2000 and a five-for-four stock dividend paid on July 7, 2000. We currently intend to retain any future earnings for use in the operation and development of our business and for acquisitions and, therefore, do not intend to declare or pay any cash dividends on our common stock in the foreseeable future. In addition, our revolving credit, agreement, as amended, prohibits us from paying cash dividends.

        Miscellaneous Rights and Provisions.    Holders of our common stock have no preemptive or other subscription rights, conversion rights, redemption or sinking fund provisions. In the event of the liquidation or dissolution, whether voluntary or involuntary, of Aeroflex, each share of common stock is entitled to share ratably in any assets available for distribution to our equity holders after satisfaction of all of our liabilities.

        Shares Eligible for Future Sale.    As of the date of this prospectus, we have approximately 66,700,000 shares of common stock outstanding, all of which are freely tradable without restriction or further registration under the Securities Act, except for any shares owned by an "affiliate" of ours, which are subject to the limitations of Rule 144 adopted under the Securities Act. In general, an affiliate of ours is a person who has a control relationship with us.

        In general, under Rule 144 as currently in effect, subject to the satisfaction of other conditions set forth in the rule, a person who owns restricted securities for at least one year is entitled to sell, within any three-month period, a number of such securities that does not exceed the greater of 1% of the total number of securities outstanding of the same class or the average weekly trading volume of the securities on all exchanges and/or reported through the automated quotation system of a registered securities association during the four calendar weeks preceding the date on which notice of the proposed sale is filed with the Commission. Sales under Rule 144 are also subject to manner-of-sale provisions, notice requirements and the availability of current public information about the issuer. In addition, an affiliate of the issuer is subject to these volume limitations when selling both restricted and unrestricted securities. A person who has not been our affiliate for at least the three months immediately preceding the sale and who has beneficially owned the securities for at least two years, however, is entitled to sell securities under Rule 144 without regard to any of the limitations described above.

        No predictions can be made as to the effect, if any, that sales of shares of our common stock under Rule 144 or otherwise or the availability of shares for sale will have on the market price of our common stock prevailing from time to time. Sales of a substantial number of shares of our common stock under Rule 144 or otherwise may adversely affect the market price of our common stock.

Preferred Stock

        Under our certificate of incorporation, our board of directors has the authority, without further action by stockholders, to designate up to 1,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges, qualifications and restrictions granted to or imposed upon the preferred stock, including dividend rights, conversion rights, voting rights, rights and terms of redemption, and liquidation preference, any or all of which may be greater than the rights of the common stock. To date, our board of directors has designated 110,000 of the 1,000,000 authorized shares of preferred stock as Series A Junior Participating Preferred Stock, which series is described in greater detail below under "—Stockholder Rights Plan."

        The issuance of preferred stock could adversely affect the voting power of holders of common stock and reduce the likelihood that common stockholders will receive dividend payments and payments upon liquidation. The issuance could have the effect of decreasing the market price of our common stock. The issuance of preferred stock also could have the effect of delaying, deterring or preventing a change in control of us.

        Delaware law provides that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that preferred stock. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

        Stockholder Rights Plan.    On August 13, 1998, we adopted a stockholder rights plan which provides for a dividend distribution of one preferred share purchase right for each outstanding share of our common stock. The dividend was paid to stockholders of record at the close of business on August 31, 1998. Each right entitles the registered holder to purchase from us 1 /2500th of a share of Series A Junior Participating Preferred Stock, par value $.10 per share, at a price of $65 per share if any person or group acquires 15% or more of the our common stock, or any person or group announces an offer which would result in it owning more than 15% of the our common stock and we do not approve such ownership. The rights will expire on August 31, 2008 unless we extend the rights or the rights are redeemed or exchanged before August 31, 2008.

        The purchase price payable, and the number of preferred shares or other securities which are issuable, upon exercise of the rights are subject to adjustment from time to time to prevent dilution

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  in the event of a stock dividend on, or a subdivision, combination or reclassification of, the preferred stock;

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  upon the grant to preferred shareholders of rights or warrants to subscribe for or purchase preferred shares at a price, or securities convertible into preferred shares with a conversion price, less than the then current market price of the preferred shares; or

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  upon the distribution to holders of the preferred shares of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in preferred shares) or of subscription rights or warrants (other than those referred to above).

        The number of outstanding rights and the number of 1/2500ths of a preferred share issuable upon the exercise of each right are also subject to adjustment in the event that prior to the date on which the rights are triggered there is

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  a stock split of our common stock;

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  a stock dividend on the our common stock payable in common shares; or

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  subdivisions, consolidations or combinations of the our common stock.

        Preferred shares purchasable upon exercise of the rights will not be redeemable. Each preferred share will be entitled to a minimum preferential quarterly dividend payment of $1 per share but will be entitled to an aggregate dividend of 2,500 times the dividend declared per share of our common stock. In the event of liquidation, the holders of the preferred shares will be entitled to a minimum preferential liquidation payment of $2,500 per share but will be entitled to an aggregate payment of 2,500 times the payment made per share of common stock. Each preferred share will have 2,500 votes, voting as a class with the common stock. Finally, in the event of any merger, consolidation or other transaction in which our common stock is exchanged, each preferred share will be entitled to receive 2,500 times the amount received per share of common stock. These rights are protected by customary anti-dilution provisions.

        Because of the nature of the preferred shares' dividend, liquidation and voting rights, the value of the 1/2500th interest in a preferred share purchasable upon exercise of each right should approximate the value of one share of common stock.

        In the event that after the rights have been triggered, we are:

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  acquired in a merger or other business combination transaction; or

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  50% or more of its consolidated assets or earning power are sold then each holder of a right will have the right to receive, upon the exercise of the right, a number of shares of common stock of the acquiring company which has a market value of two times the exercise price of the right.

        At any time prior to the acquisition by a person or group of affiliated or associated persons of beneficial ownership of 15% or more of our outstanding common stock, the board of directors may redeem the rights in whole, but not in part, at a price of $.01 per right. Upon any redemption of the rights, the right to exercise the rights will terminate and the only right of the holders of rights will be to receive $.01 per right.

        So long as the rights are attached to our common stock, we will issue one right with each new share of common stock so that all shares of our common stock will have attached rights.

        The rights have certain anti-takeover effects. The rights will cause substantial dilution to a person who attempts to acquire our company without the consent of our board of directors. The rights will not affect a transaction approved by us prior to the time that the rights are triggered, because the rights can be redeemed before the transaction is consummated.

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company located at 59 Maiden Lane, New York, New York 10038.

Listing

        Our common stock is traded on The Nasdaq National Market under the symbol "ARXX."

Anti-Takeover Provisions

        Our certificate of incorporation and by-laws contain a number of provisions that may have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, us.

Classified Board of Directors

        Our certificate of incorporation and by-laws divide our board of directors into three classes, as nearly equal in size as possible, with staggered three year terms, and provide that:

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  directors may be removed only for cause by the affirmative vote of the holders of a majority of the outstanding shares of capital stock entitled to vote; and

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  any vacancy on our board of directors may only be filled by vote of a majority of the directors then in office.

Stockholder Action, Special Meeting of Stockholders

        Our certificate of incorporation and by-laws eliminate the ability of our stockholders to act by written consent. Our certificate of incorporation and by-laws further provide that special meetings of our stockholders may be called only at the written request of stockholders owning at least 66 2/3% of the entire voting power of our capital stock.

Advance Notice Requirements for Stockholder Proposals and Directors Nominations

        Our by-laws provide that stockholders seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors at an annual meeting of stockholders, must provide timely notice in writing. To be timely, a stockholder's notice must be delivered to or mailed and received at our principal executive offices not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting. However, in the event that the annual meeting is called for a date that is not within 25 days before or after such anniversary date, notice by the stockholder in order to be timely must be received not later than the close of business on the tenth day following the date on which notice of the date of the annual meeting was mailed to stockholders or made public, whichever first occurs. Our by-laws also specify requirements as to the form and content of a stockholder's notice. These provisions may preclude stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual meeting of stockholders.

Amendments; Supermajority Vote Requirements

        Our certificate of incorporation requires the affirmative vote of 66 2/3% of our voting stock to amend certain provisions of our certificate of incorporation, including those provisions relating to the business combinations limitations, classified board of directors, action by written consent and the ability of stockholders to call special meetings.

Delaware Anti-Takeover Law

        Section 203 of the Delaware General Corporation Law prohibits certain "business combination" transactions between a Delaware corporation and any "interested stockholder" owning 15% or more of the corporation's outstanding voting stock for a period of three years after the date on which the stockholder became an interested stockholder, unless:

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  the board of directors approves, prior to the date, either the proposed business combination or the proposed acquisition of stock which resulted in the stockholder becoming an interested stockholder;

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  upon consummation of the transaction in which the stockholder becomes an interested stockholder, the interested stockholder owned at least 85% of those shares of the voting stock of the corporation which are not held by the directors, officers or certain employee stock plans; or

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  on or subsequent to the date on which the stockholder became an interested stockholder, the business combination with the interested stockholder is approved by the board of directors and also approved at a stockholders' meeting by the affirmative vote of the holders of at least two-thirds of the outstanding shares of the corporation's voting stock other than shares held by the interested stockholder.

        Under Delaware law, a "business combination" includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder.

        Although a corporation may elect not to be governed by Section 203, we have made no such election.

DESCRIPTION OF DEBT SECURITIES

        We may offer unsecured general obligations, which may be senior debt securities, subordinated debt securities or junior subordinated debt securities.

        We refer to the senior debt securities, the subordinated debt securities and the junior subordinated debt securities together in this prospectus as the "debt securities." The senior debt securities will rank equally with all of our other unsecured, unsubordinated obligations. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner set forth in the subordinated indenture, to all of our senior debt, as described below under "—Subordination under the Subordinated Indenture." The junior subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner set forth in the junior subordinated indenture, to all of our senior debt (which includes for purposes of the junior subordinated indenture all debt issued under the subordinated indenture), as described below under "—Subordination under the Junior Subordinated Indenture."

        We will issue the senior debt securities in one or more series under an indenture, which we refer to as the "senior indenture", between us and the trustee to be named in the prospectus supplement relating to the offering of senior debt securities. We will issue the subordinated debt securities in one or more series under an indenture, which we refer to as the "subordinated indenture," between us and the trustee to be named in the prospectus supplement relating to the offering of subordinated debt securities. We will issue the junior subordinated debt securities in one or more series under an indenture, which we refer to as the "junior subordinated indenture," between us and the trustee to be named in the prospectus supplement relating to the offering of junior subordinated debt securities.

        The following description of the terms of the indentures is a summary. It summarizes only those portions of the indentures which we believe will be most important to your decision to invest in our debt securities. You should keep in mind, however, that it is the indentures, and not this summary, which define your rights as a debtholder. There may be other provisions in the indentures which are also important to you. You should read the indentures for a full description of the terms of the debt. The senior indenture, the subordinated indenture and the junior subordinated indenture are filed as exhibits to the Registration Statement that includes this prospectus. See "Where You Can Find More Information About Us" for information on how to obtain copies of the senior indenture, the subordinated indenture and the junior subordinated indenture.

        All of our operations are conducted through our subsidiaries. Claims of creditors of these subsidiaries, including trade creditors, will have priority with respect to the assets and earnings of these subsidiaries over the claims of creditors of Aeroflex Incorporated, including holders of debt securities.

        Accordingly, the debt securities will be effectively subordinated to all existing and future liabilities of our subsidiaries, and you should rely only on our assets for payments on the debt securities.

        Unless we state otherwise in the applicable prospectus supplement, the indentures do not limit us from incurring or issuing other secured or unsecured debt under any of the indentures or any other indenture that we may have entered into or enter into in the future. The general provisions of the indentures do not protect you against transactions, such as a highly leveraged transaction, that may adversely affect you.

General Terms of the Debt Securities

        We may issue the debt securities in one or more series through an indenture that supplements the senior indenture, the subordinated indenture or the junior subordinated indenture, or through a resolution of our board of directors or an authorized committee of our board of directors. The aggregate principal amount of debt securities that we may issue under the indentures is unlimited.

        You should refer to the applicable prospectus supplement for the specific terms of the debt securities. These terms may include the following:

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  title of the debt securities,

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  any limit upon the aggregate principal amount of the series,

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  maturity date(s) or the method of determining the maturity date(s),

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  interest rate(s) or the method of determining the interest rate(s),

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  dates on which interest will be payable and circumstances, if any, in which interest may be deferred,

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  dates from which interest will accrue and the method of determining those dates,

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  place or places where we may pay principal, premium, if any, and

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  interest and where you may present the debt securities for registration of transfer or exchange,

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  place or places where notices and demands relating to the debt securities and the indentures may be made,

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  redemption or early payment provisions,

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  sinking fund or similar provisions,

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  authorized denominations if other than denominations of $1,000,

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  currency, currencies, or currency units, if other than in U.S. dollars, in which the principal of, premium, if any, and interest on the debt securities is payable, or in which the debt securities are denominated,

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  any additions, modifications or deletions, in the events of default or covenants of Aeroflex specified in the indenture relating to the debt securities,

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  if other than the principal amount of the debt securities, the portion of the principal amount of the debt securities that is payable upon declaration of acceleration of maturity,

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  any additions or changes to the indenture necessary to permit or facilitate issuing the series in bearer form, registrable or not registrable as to principal, and with or without interest coupons,

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  any index or indices used to determine the amount of payments of principal of and premium, if any, on the debt securities and the method of determining these amounts,

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  whether a temporary global security will be issued and the terms upon which these temporary debt securities may be exchanged for definitive debt securities,

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  whether the debt securities will be issued in whole or in part in the form of one or more global securities,

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  identity of the depositary for global securities,

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  appointment of any paying agent(s),

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  the terms and conditions of any obligation or right we would have or any option you would have to convert or exchange the debt securities into other securities or cash or property of Aeroflex or any other person and any changes to the indenture to permit or facilitate such conversion or exchange,

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  in the case of the subordinated indenture or the junior subordinated indenture, any provisions regarding subordination, and

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  additional terms not inconsistent with the provisions of the indentures.

        Debt securities may also be issued under the indentures upon the exercise of warrants. See "Description of Warrants."

Special Payment Terms of the Debt Securities

        We may issue one or more series of debt securities at a substantial discount below their stated principal amount. These may bear no interest or interest at a rate which at the time of issuance is below market rates. One or more series of debt securities may be variable rate debt securities that may be exchanged for fixed rate debt securities. We will describe United States federal income tax consequences and special considerations relating to any series in the applicable prospectus supplement.

        The purchase price of any of the debt securities may be payable in one or more foreign currencies or currency units. The debt securities may be denominated in one or more foreign currencies or currency units, or the principal of, premium, if any, or interest on any debt securities may be payable in one or more foreign currencies or currency units. We will describe the restrictions, elections, United States federal income tax considerations, specific terms and other information relating to the debt securities and any foreign currencies or foreign currency units in the applicable prospectus supplement.

        If we use any index to determine the amount of payments of principal of, premium, if any, or interest on any series of debt securities, we will also describe in the applicable prospectus supplement the special United States federal income tax, accounting and other considerations applicable to the debt securities.

Denominations, Registration and Transfer

        We expect to issue most debt securities in fully registered form without coupons and in denominations of $1,000 and any integral multiple of $1,000. Except as we may describe in the applicable prospectus supplement, debt securities of any series will be exchangeable for other debt securities of the same issue and series, in any authorized denominations, of a like aggregate principal amount and bearing the same interest rate.

        You may present debt securities for exchange, or for registration of transfer, at the office of the securities registrar or at the office of any transfer agent we designate for that purpose. You will not incur a service charge but you must pay any taxes, assessments and other governmental charges as described in the indentures. We will appoint the trustees as securities registrar under the indentures. We may at any time rescind the designation of any transfer agent that we initially designate or approve a change in the location through which the transfer agent acts. We will specify the transfer agent in the applicable prospectus supplement. We may at any time designate additional transfer agents.

        Subject to applicable law, we or any of our affiliates may at any time purchase or repurchase debt securities of any series in any manner and at any price. Debt securities of any series purchased by us or any of our affiliates may be held or surrendered by the purchaser of the debt securities for cancellation.

Global Debt Securities

        We may issue all or any part of a series of debt securities in the form of one or more global securities. We will appoint the depository holding the global debt securities. Unless we otherwise state in the applicable prospectus supplement, the depositary will be The Depository Trust Company, or DTC. We will issue global securities in registered form and in either temporary or definitive form. Unless it is exchanged for individual debt securities, a global security may not be transferred except:

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  by the depositary to its nominee,

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  by a nominee of the depositary to the depositary or another nominee, or

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  by the depositary or any nominee to a successor of the depositary, or a nominee of the successor

        We will describe the specific terms of the depositary arrangement in the applicable prospectus supplement. We expect that the following provisions will generally apply to these depositary arrangements.

Beneficial Interests in a Global Security

        If we issue a global security, the depositary for the global security or its nominee will credit on its book-entry registration and transfer system the principal amounts of the individual debt securities represented by the global security to the accounts of persons that have accounts with it. We refer to those persons as "participants" in this prospectus. The accounts will be designated by the dealers, underwriters or agents for the debt securities, or by us if the debt securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to participants or persons who may hold interests through participants. Ownership and transfers of beneficial interests in the global security will be shown on, and transactions can be effected only through, records maintained by the applicable depositary or its nominee, for interests of participants, and the records of participants, for interests of persons who hold through participants. The laws of some states require that you take physical delivery of securities in definitive form. These limits and laws may impair your ability to transfer beneficial interests in a global security.

        So long as the depositary or its nominee is the registered owner of a global security, the depositary or nominee will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the indenture. Except as provided below, you:

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  will not be entitled to have any of the individual debt securities represented by the global security registered in your name,

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  will not receive or be entitled to receive physical delivery of any debt securities in definitive form, and

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  will not be considered the owner or holder of the debt securities under the indenture.

Payments of Principal, Premium and Interest

        We will make principal, premium, if any, and interest payments on global securities to the depositary that is the registered holder of the global security or its nominee. The depositary for the global securities will be solely responsible and liable for all payments made on account of your beneficial ownership interests in the global security and for maintaining, supervising and reviewing any records relating to your beneficial ownership interests.

        We expect that the depositary or its nominee, upon receipt of any principal, premium, if any, or interest payment immediately will credit participants' accounts with amounts in proportion to their respective beneficial interests in the principal amount of the global security as shown on the records of the depositary or its nominee. We also expect that payments by participants to you, as an owner of a beneficial interest in the global security held through those participants, will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." These payments will be the responsibility of those participants.

Issuance of Individual Debt Securities

        Unless we state otherwise in the applicable prospectus supplement, if a depositary for a series of debt securities is at any time unwilling, unable or ineligible to continue as depositary and we do not appoint a successor depositary within 90 days, we will issue individual debt securities in exchange for the global security. In addition, we may at any time and in our sole discretion, subject to any limitations described in the prospectus supplement relating to the debt securities, determine not to have any debt securities represented by one or more global securities. If that occurs, we will issue individual debt securities in exchange for the global security.

        Further, we may specify that you may, on terms acceptable to us, the trustee and the depositary, receive individual debt securities in exchange for your beneficial interest in a global security, subject to any limitations described in the prospectus supplement relating to the debt securities. In that instance, you will be entitled to physical delivery of individual debt securities equal in principal amount to that beneficial interest and to have the debt securities registered in your name. Unless we otherwise specify, we will issue those individual debt securities in denominations of $1,000 and integral multiples of $1,000.

Payment and Paying Agents

        Unless we state otherwise in an applicable prospectus supplement, we will pay principal of, premium, if any, and interest on your debt securities at the office of the trustee for your debt securities in the City of New York or at the office of any paying agent that we may designate. In addition, we may pay interest, except in the case of global debt securities, by check mailed to the address of the person entitled to the payment that appears in the securities register.

        Unless we state otherwise in an applicable prospectus supplement, we will pay any interest on debt securities to the registered owner of the debt security at the close of business on the record date for the interest, except in the case of defaulted interest. We may at any time designate additional paying agents or rescind the designation of any paying agent. We must maintain a paying agent in each place of payment for the debt securities.

        Any moneys or U.S. government obligations (including the proceeds thereof) deposited with the trustee or any paying agent, or then held by us in trust, for the payment of the principal of, premium, if any, and interest on any debt security that remain unclaimed for two years after the principal, premium or interest has become due and payable will, at our request, be repaid to us. After repayment to us, you are entitled to seek payment only from us as a general unsecured creditor.

Redemption

        Unless we state otherwise in an applicable prospectus supplement, we may, at our option, redeem any series of debt securities on any interest payment date in whole or in part at any time or from time to time. In the event of redemption in part, the debt securities to be redeemed will be selected in the manner specified in the applicable prospectus supplement or by the trustee by such method as it shall deem fair and appropriate. We may redeem debt securities in denominations larger than $1,000 but only in integral multiples of $1,000.

Redemption Price

        Except as we may otherwise specify in the applicable prospectus supplement, the redemption price for any debt securities which we redeem will equal 100% of the principal amount plus any accrued and unpaid interest up to, but excluding, the redemption date.

Notice of Redemption

        We will mail notice of any redemption of debt securities at least 30 days but not more than 60 days before the redemption date to the registered holders of the debt securities at their addresses as shown on the securities register. Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the debt securities or the portions called for redemption.

Sinking Fund

        Unless we state otherwise in an applicable prospectus supplement, debt securities will not be subject to any sinking fund.

Modification and Waiver

  Modification

        We and the trustee may enter into one or more supplemental indentures to modify and amend each indenture with the consent of the holders of a majority in aggregate principal amount of the series of debt securities affected. However, no modification or amendment may, without the consent of the holder of each outstanding debt security affected:

  •
  change the stated maturity of the principal of, or any installment of interest on, any outstanding debt security,

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  reduce the principal amount of, or the rate of interest on or any premium payable upon the redemption of, or the amount of principal of an original issue discount security that would be due and payable upon a redemption or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of, any outstanding debt security,

  •
  change the place of payment, or the coin or currency in which any outstanding debt security or the interest on any outstanding debt security is payable,

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  impair your right to institute suit for the enforcement of any payment on any outstanding debt security on or after the stated maturity or redemption date,

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  reduce the percentage of the holders of outstanding debt securities necessary to modify or amend the applicable indenture, to waive compliance with certain provisions of the applicable indenture or certain defaults and consequences of such defaults or to reduce the quorum or voting requirements set forth in the applicable indenture,

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  modify any of these provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of all of the holders of the debt securities affected, or

  •
  modify the provisions with respect to the subordination of outstanding subordinated debt securities or junior subordinated debt securities in a manner materially adverse to their holders.

        A supplemental indenture which changes or eliminates any covenant or other provision of an indenture which has expressly been included solely for the benefit of one or more particular series of debt securities, or which modifies the rights of the holders of debt securities of such series with respect to such covenant or other provision, will not affect the rights under the indenture of the holders of the debt securities of any other series.

        We and the trustee may amend the indentures without the consent of any holder of debt securities in order to:

  •
  secure any debt securities issued under such indenture,

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  evidence the succession of another corporation and assumption of our obligations in the case of a merger or consolidation,

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  add to the covenants of Aeroflex Incorporated or add additional events of default,

  •
  cure ambiguities, defects or inconsistencies, provided that such action does not adversely affect any holders of securities issued under such indenture,

  •
  establish the form and terms of debt securities of any series,

  •
  provide for a successor trustee with respect to one or more series of securities issued under such indenture or to provide for or facilitate the administration of the trusts under the indenture by more than one trustee,

  •
  permit or facilitate the issuance of securities in bearer from or provide for uncertificated securities to be issued under such indenture,

  •
  to conform any provision of the indenture to the requirements of the Trust Indenture Act or other applicable law, or

  •
  make any change that does not adversely affect the rights of any holder in any material respect.

  Waiver

        The holders of a majority in principal amount of the outstanding debt securities of a series may, on behalf of the holders of all debt securities of that series, waive compliance by us with certain restrictive covenants of the indenture which relate to that series.

        The holders of not less than a majority in principal amount of the outstanding debt securities of a series may, on behalf of the holders of that series, generally waive any past default under the indenture relating to that series of debt securities and the consequences of such default. However, a default in the payment of the principal of, or premium, if any, or any interest on, any debt security of that series or relating to a covenant or provision which under the indenture relating to that series of debt cannot be modified or amended without the consent of the holder of each outstanding debt security of that series affected cannot be so waived.

Events of Default

        Under the terms of each indenture, each of the following constitutes an event of default for a series of debt securities:

  •
  default for 30 days in the payment of any interest when due,

  •
  default in the payment of principal, or premium, if any, at maturity,

  •
  default in the performance of any other covenant in the indenture for 60 days after written notice,

  •
  our bankruptcy, insolvency or reorganization, or

  •
  any other event of default described in the applicable board resolution or supplemental indenture under which the series of debt securities is issued.

        We are required to furnish the trustee annually with a statement as to the fulfillment of our obligations under the indenture. Each indenture provides that the trustee may withhold notice to you of any default, except in respect of the payment of principal or interest on the debt securities, if it considers it in the interests of the holders of the debt securities to do so.

        In certain cases, the holders of a majority in aggregate principal amount of the outstanding debt securities of a series may, by providing written notice to the trustees on behalf of the holders of all debt securities of that series, waive any past default or event of default, except for defaults or events of default not already cured in the payment of the principal of, or premium, if any, or interest on any of the debt securities of that series or any coupon related to debt securities or compliance with certain covenants or provisions.

Effect of an Event of Default

        If an event of default exists (other than an event of default in the case of certain events of bankruptcy), the trustee or the holders of not less than 25% in principal amount of a series of outstanding debt securities may declare the principal amount, or, if the debt securities are original issue discount securities, the portion of the principal amount as may be specified in the terms of that series, of the debt securities of that series to be due and payable immediately, by a notice in writing to us, and to the trustee if given by holders. Upon that declaration the principal (or specified) amount will become immediately due and payable. However, at any time after a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained, the holders of not less than a majority in principal amount of a series of outstanding debt securities may, subject to conditions specified in the indenture, rescind and annul that declaration.

        In an event of default in the case of certain events of bankruptcy exists, the principal amount of all debt securities outstanding under the indentures shall automatically, and without any declaration or other action on the part of the trustee or any holder of such outstanding debt, become immediately due and payable.

        Subject to the provisions of the indentures relating to the duties of the trustee, if an event of default then exists, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at your request, order or direction, unless you have offered to the trustee reasonable security or indemnity. Subject to the provisions for the security or indemnification of the trustee, the holders of a majority in principal amount of a series of outstanding debt securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee in connection with the debt securities of that series.

        The Trust Indenture Act of 1939 and each indenture provide that the trustee will, within 90 days after the occurrence of a default in respect of any series of debt securities, give to the holders of that series written notice of all uncured and unwaived defaults known to it; provided that, except in the case of default in the payment of the principal of, premium on, if any, or interest on any of the debt securities of that series, the trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of that series. "Default" means any event which is, or after notice or passage of time or both would be, an event of default with respect to debt securities of such series.

Satisfaction and Discharge

        Each indenture provides that when, among other things, all debt securities not previously delivered to the trustee for cancellation:

  •
  have become due and payable,

  •
  will become due and payable at their stated maturity within one year, or

  •
  are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in our name and at our expense,

and we deposit or cause to be deposited with the trustee money or United States government obligations or a combination thereof, as trust funds, in an amount (such amount to be certified in the case of United States government obligations) to be sufficient to pay and discharge the entire indebtedness on the debt securities not previously delivered to the trustee for cancellation, for the principal, and premium, if any, and interest to the date of the deposit or to the stated maturity or redemption date, as the case may be, then the indenture will cease to be of further effect, and we will be deemed to have satisfied and discharged the indenture. However, we will continue to be obligated to pay all other sums due under the indenture and to provide the officers' certificates and opinions of counsel described in the indenture.

Defeasance and Covenant Defeasance

        Unless we state otherwise in the applicable prospectus supplement, each indenture provides that we may discharge all of our obligations, other than as to transfers and exchanges and certain other specified obligations, under any series of the debt securities at any time, and that we may also be released from our obligations described below under "Consolidation, Merger and Sale of Assets" and from certain other obligations, including obligations imposed by supplemental indentures with respect to that series, if any, and elect not to comply with those sections and obligations without creating an event of default. Discharge under the first procedure is called "defeasance" and under the second procedure is called "covenant defeasance."

Defeasance or covenant defeasance may be effected only if:

  •
  we irrevocably deposit with the trustee money or United States government obligations or a combination thereof, as trust funds in an amount certified to be sufficient to pay on the respective stated maturities, the principal of and any premium and interest on, all outstanding debt securities of that series,

  •
  we deliver to the trustee an opinion of counsel to the effect that:

  •
  the holders of the debt securities of that series will not recognize gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge or as a result of the deposit and covenant defeasance, and

  •
  the deposit, defeasance and discharge or the deposit and covenant defeasance will not otherwise alter those holders' United States federal income tax treatment of principal and interest payments on the debt securities of that series,

  •
  in the case of a defeasance, this opinion must be based on a ruling of the Internal Revenue Service or a change in United States federal income tax law occurring after the date of execution of the applicable indenture, that result would not occur under current tax law,

  •
  no event of default under the indenture has occurred and is continuing,

  •
  such defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, any indenture or other agreement or instrument for borrowed money to which we are a party or by which we are bound,

  •
  such defeasance or covenant defeasance does not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940 unless such trust shall be registered under the Investment Company Act of 1940 or exempt from registration thereunder,

  •
  we deliver to the trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent with respect to such defeasance or covenant defeasance have been complied with, and

  •
  other conditions specified in the indentures are met.

        The subordinated indenture and the junior subordinated indenture will not be discharged as described above if we have defaulted in the payment of principal of, premium, if any, or interest on any senior debt (as defined in the subordinated indenture or the junior subordinated indenture, as applicable) and that default is continuing or another event of default on such senior debt then exists and has resulted in such senior debt becoming or being declared due and payable prior to the date it would have become due and payable.

Conversion or Exchange

        We may convert or exchange the debt securities into common stock or other securities. If so, we will describe the specific terms on which the debt securities may be converted or exchanged in the applicable prospectus supplement. The conversion or exchange may be mandatory, at your option, or at our option. The applicable prospectus supplement will describe the manner in which the shares of common stock or other securities you would receive would be converted or exchanged.

Subordination under the Subordinated Indenture

        In the subordinated indenture we have agreed, and holders of subordinated debt securities will be deemed to have agreed, that any subordinated debt securities are subordinate and junior in right of payment to all senior debt to the extent provided in the subordinated indenture.

        Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with our insolvency or bankruptcy, the holders of senior debt will first be entitled to receive payment in full of principal of, premium, if any, and interest on the senior debt before the holders of subordinated debt securities will be entitled to receive or retain any payment of the principal of, premium, if any, or interest on the subordinated debt securities.

        If the maturity of any subordinated debt securities is accelerated, the holders of all senior debt outstanding at the time of the acceleration will first be entitled to receive payment in full of all amounts due, including any amounts due upon acceleration, before you will be entitled to receive any payment of the principal of, premium, if any, or interest on the subordinated debt securities.

        We will not make any payments of principal of, premium, if any, or interest on the subordinated debt securities if:

  •
  a default in any payment on senior debt then exists,

  •
  an event of default on any senior debt resulting in the acceleration of its maturity then exists, or

  •
  any judicial proceeding is pending in connection with default.

        When we use the term "debt" we mean, with respect to any person, whether recourse is to all or a portion of the assets of that person and whether or not contingent:

  •
  every obligation of, or any obligation guaranteed by, that person for money borrowed,

  •
  every obligation of, or any obligation guaranteed by, that person, whether or not evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses (but excluding the obligation to pay the deferred purchase price of any such property, assets or business if payable in full within 90 days from the date such debt was created),

  •
  every capital lease obligation of that person,

  •
  leases of property or assets made as part of any sale and lease-back transaction to which that person is a party, and

  •
  any amendments, renewals, extensions, modifications and refundings of any such debt.

        The term "debt" does not include trade accounts payable or accrued liabilities arising in the ordinary course of business.

        When we use the term "senior debt" in relation to the subordinated indenture, we mean the principal of, premium, if any, and interest on debt, whether incurred on, prior to, or after the date of the subordinated indenture, unless the instrument creating or evidencing that debt or pursuant to which that debt is outstanding states that those obligations are not superior in right of payment to the subordinated debt securities or to other debt which ranks equally with, or junior to, the subordinated debt securities. Interest on this senior debt includes interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to Aeroflex, whether or not the claim for post-petition interest is allowed in that proceeding.

        However, senior debt will not include:

  •
  any debt of Aeroflex which when incurred and without regard to any election under Section 1111(b) of the Bankruptcy Code was without recourse to Aeroflex,

  •
  any debt of Aeroflex to any of its subsidiaries,

  •
  any liability for taxes,

  •
  indebtedness or other monetary obligations to trade creditors or assumed by Aeroflex or any of its subsidiaries in the ordinary course of business in connection with the obtaining of materials or services, and

  •
  any indebtedness of Aeroflex which is expressly subordinate in right of payment to any other indebtedness of Aeroflex, including the subordinated debt securities.

        The subordinated indenture does not limit the amount of additional senior debt that we may incur. We expect from time to time to incur additional senior debt.

        The subordinated indenture provides that we may change the subordination provisions relating to any particular issue of subordinated debt securities prior to issuance. We will describe any change in the prospectus supplement relating to the subordinated debt securities.

Subordination under the Junior Subordinated Indenture

        In the junior subordinated indenture we have agreed, and holders of junior subordinated debt securities will be deemed to have agreed, that any junior subordinated debt securities are subordinate and junior in right of payment to all senior debt to the extent provided in the junior subordinated indenture.

        Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with our insolvency or bankruptcy, the holders of senior debt will first be entitled to receive payment in full of principal of, premium, if any, and interest on the senior debt before the holders of junior subordinated debt securities will be entitled to receive or retain any payment of the principal of, premium, if any, or interest on the junior subordinated debt securities.

        If the maturity of any junior subordinated debt securities is accelerated, the holders of all senior debt outstanding at the time of the acceleration will first be entitled to receive payment in full of all amounts due, including any amounts due upon acceleration, before you will be entitled to receive any payment of the principal of, premium, if any, or interest on the junior subordinated debt securities.

        We will not make any payments of principal of, premium, if any, or interest on the junior subordinated debt securities if:

  •
  a default in any payment on senior debt then exists,

  •
  an event of default on any senior debt resulting in the acceleration of its maturity then exists, or

  •
  any judicial proceeding is pending in connection with default.

        When we use the term "debt" we mean, with respect to any person, whether recourse is to all or a portion of the assets of that person and whether or not contingent:

  •
  every obligation of, or any obligation guaranteed by, that person for money borrowed,

  •
  every obligation of, or any obligation guaranteed by, that person, whether or not evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses (but excluding the obligation to pay the deferred purchase price of any such property, assets or business if payable in full within 90 days from the date such debt was created),

  •
  every capital lease obligation of that person,

  •
  leases of property or assets made as part of any sale and lease-back transaction to which that person is a party, and

  •
  any amendments, renewals, extensions, modifications and refundings of any such debt.

        The term "debt" does not include trade accounts payable or accrued liabilities arising in the ordinary course of business.

        When we use the term "senior debt" in relation to the junior subordinated indenture, we mean the principal of, premium, if any, and interest on debt, whether incurred on, prior to, or after the date of the junior subordinated indenture, unless the instrument creating or evidencing that debt or pursuant to which that debt is outstanding states that those obligations are not superior in right of payment to the junior subordinated debt securities or to other debt which ranks equally with, or junior to, the junior subordinated debt securities. Interest on this senior debt includes interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to Aeroflex, whether or not the claim for post-petition interest is allowed in that proceeding.

        However, senior debt will not include:

  •
  any debt of Aeroflex which when incurred and without regard to any election under Section 1111(b) of the Bankruptcy Code, was without recourse to Aeroflex,

  •
  any debt of Aeroflex to any of its subsidiaries,

  •
  any liability for taxes,

  •
  indebtedness or other monetary obligations to trade creditors or assumed by Aeroflex or any of its subsidiaries in the ordinary course of business in connection with the obtaining of materials or services, and

  •
  the junior subordinated debt securities.

        The junior subordinated indenture does not limit the amount of additional senior debt that we may incur. We expect from time to time to incur additional senior debt.

        The junior subordinated indenture provides that we may change the subordination provisions relating to any particular issue of junior subordinated debt securities prior to issuance. We will describe any change in the prospectus supplement relating to the junior subordinated debt securities.

Consolidation, Merger and Sale of Assets

        Each indenture provides that we will not consolidate with or merge into any other person or convey, transfer or lease our assets substantially as an entirety to any person, and no person may consolidate with or merge into us, unless:

  •
  we will be the surviving company in any merger or consolidation,

  •
  if we consolidate with or merge into another person or convey or transfer our properties and assets substantially as an entirety to any person, the successor corporation is organized under the laws of the United States of America or any state thereof or the District of Columbia, and the successor entity expressly assumes our obligations relating to the debt securities,

  •
  immediately after giving effect to the consolidation, merger, conveyance or transfer, there exists no event of default, and no event which, after notice or lapse of time or both, would become an event of default, and

  •
  other conditions described in the indenture are met.

Governing Law

        The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF WARRANTS

        The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which consist of warrants to purchase common stock and/or debt securities in one or more series. Warrants may be offered independently or together with common stock and/or debt securities offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any future warrants we may offer under this prospectus, we will describe the particular terms of any warrants that we may offer in more detail in the applicable prospectus supplement. The terms of any warrants we offer under a prospectus supplement may differ from the terms we describe below.

        We will issue the warrants under a warrant agreement which we will enter into with a warrant agent to be selected by us. We have filed forms of the warrant agreements and the related warrant certificates for each type of warrant we may offer under this prospectus as exhibits to the registration statement of which this prospectus is a part. We use the term "warrant agreement" to refer to any of these warrant agreements. We use the term "warrant agent" to refer to the warrant agent under any of these warrant agreements. The warrant agent will act solely as an agent of ours in connection with the warrants and will not act as an agent for the holders or beneficial owners of the warrants.

        The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement applicable to a particular series of warrants. We urge you to read the applicable prospectus supplements related to the warrants that we sell under this prospectus, as well as the complete warrant agreements that contain the terms of the warrants.

General

        We will describe in the applicable prospectus supplement the terms relating to a series of warrants. If warrants for the purchase of debt securities are offered, the prospectus supplement will describe the following terms, to the extent applicable:

  •
  the offering price and the aggregate number of warrants offered;

  •
  the currencies in which the warrants are being offered;

  •
  the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities that can be purchased if a holder exercises a warrant;

  •
  the designation and terms of any series of debt securities with which the warrants are being offered and the number of warrants offered with each such debt security;

  •
  the date on and after which the holder of the warrants can transfer them separately from the related series of debt securities;

  •
  terms of any rights to redeem or call the warrants;

  •
  the date on which the right to exercise the warrants begins and the date on which such right expires;

  •
  federal income tax consequences of holding or exercising the warrants; and

  •
  any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

Warrants for the purchase of debt securities will be in registered form only.

        If warrants for the purchase of common stock are offered, the prospectus supplement will describe the following terms, to the extent applicable:

  •
  the offering price and the aggregate number of warrants offered;

  •
  the date on and after which the holder of the warrants can transfer them separately from the related common stock;

  •
  the number of shares of common stock that can be purchased if a holder exercises the warrant and the price at which such common stock may be purchased upon exercise, including, if applicable, any provisions for changes to or adjustments in the exercise price and in the securities or other property receivable upon exercise;

  •
  the terms of any rights to redeem or call, or accelerate the expiration of, the warrants;

  •
  the date on which the right to exercise the warrants begins and the date on which that right expires;

  •
  federal income tax consequences of holding or exercising the warrants; and

  •
  any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

Warrants for the purchase of common stock will be in registered form only.

        A holder of warrant certificates may exchange them for new certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any of the rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase common stock are exercised, holders of the warrants will not have any rights of holders of the underlying common stock, including any rights to receive dividends or to exercise any voting rights, except to the extent set forth under "—Warrant Adjustments" below.

Exercise of Warrants

        Each holder of a warrant is entitled to purchase the principal amount of debt securities or number of shares of common stock, as the case may be, at the exercise price described in the applicable prospectus supplement. After the close of business on the day when the right to exercise terminates (or a later date if we extend the time for exercise), unexercised warrants will become void.

        A holder of warrants may exercise them by following the general procedure outlined below:

  •
  delivering to the warrant agent the payment required by the applicable prospectus supplement to purchase the underlying security;

  •
  properly completing and signing the reverse side of the warrant certificate representing the warrants; and

  •
  delivering the warrant certificate representing the warrants to the warrant agent within five business days of the warrant agent receiving payment of the exercise price.

        If you comply with the procedures described above, your warrants will be considered to have been exercised when the warrant agent receives payment of the exercise price, subject to the transfer books for the securities issuable upon exercise of the warrant not being closed on such date. After you have completed those procedures and subject to the foregoing, we will, as soon as practicable, issue and deliver to you the debt securities or common stock that you purchased upon exercise. If you exercise fewer than all of the warrants represented by a warrant certificate, a new warrant certificate will be issued to you for the unexercised amount of warrants. Holders of warrants will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying securities in connection with the exercise of the warrants.

Amendments and Supplements to the Warrant Agreements

        We may amend or supplement a warrant agreement without the consent of the holders of the applicable warrants to cure ambiguities in the warrant agreement, to cure or correct a defective provision in the warrant agreement, or to provide for other matters under the warrant agreement that we and the warrant agent deem necessary or desirable, so long as, in each case, such amendments or supplements do not materially adversely affect the interests of the holders of the warrants.

Warrant Adjustments

        Unless the applicable prospectus supplement states otherwise, the exercise price of, and the number of securities covered by, a common stock warrant will be adjusted proportionately if we subdivide or combine our common stock. In addition, unless the prospectus supplement states otherwise, if we, without payment for:

  •
  issue capital stock or other securities convertible into or exchangeable for common stock, or any rights to subscribe for, purchase or otherwise acquire common stock, as a dividend or distribution to holders of our common stock;

  •
  pay any cash to holders of our common stock other than a cash dividend paid out of our current or retained earnings;

  •
  issue any evidence of our indebtedness or rights to subscribe for or purchase our indebtedness to holders of our common stock; or

  •
  issue common stock or additional stock or other securities or property to holders of our common stock by way of spinoff, split-up, reclassification, combination of shares or similar corporate rearrangement, then the holders of common stock warrants, as applicable, will be entitled to receive upon exercise of the warrants, in addition to the securities otherwise receivable upon exercise of the warrants and without paying any additional consideration, the amount of stock and other securities and property such holders would have been entitled to receive had they held the common stock, issuable under the warrants on the dates on which holders of those securities received or became entitled to receive such additional stock and other securities and property.

        Except as stated above, the exercise price and number of securities covered by a common stock warrant, and the amounts of other securities or property to be received, if any, upon exercise of those warrants, will not be adjusted or provided for if we issue common stock or any securities convertible into or exchangeable for common stock, or securities carrying the right to purchase common stock or securities convertible into or exchangeable for common stock.

LEGAL OWNERSHIP OF SECURITIES

        We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee or depositary or warrant agent maintain for this purpose as the "holders" of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as "indirect holders" of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

        We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary's book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

        Only the person in whose name a security is registered is recognized as the holder of that security. Global securities will be registered in the name of the depositary. Consequently, for global securities, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

        As a result, investors in a global security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary's book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

        We may terminate a global security or issue securities that are not issued in global form. In these cases, investors may choose to hold their securities in their own names or in "street name." Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

        For securities held in street name, we or any applicable trustee or depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any such trustee or depositary will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

        Our obligations, as well as the obligations of any applicable trustee or third party employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

        For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with its participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture, or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.

Special Considerations for Indirect Holders

        If you hold securities through a bank, broker or other financial institution, either in book-entry form because the securities are represented by one or more global securities or in street name, you should check with your own institution to find out:

  •
  how it handles securities payments and notices;

  •
  whether it imposes fees or charges;

  •
  how it would handle a request for the holders' consent, if ever required;

  •
  whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

  •
  how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

  •
  if the securities are global securities, how the depositary's rules and procedures will affect these matters.

Global Securities

        A global security is a security which represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

        Each security issued in book-entry form will be represented by a global security that we issue to, deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all global securities issued under this prospectus.

        A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under "—Special Situations When a Global Security Will Be Terminated." As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

        If the prospectus supplement for a particular security indicates that the security will be issued as a global security, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

        As an indirect holder, an investor's rights relating to a global security will be governed by the account rules of the investor's financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

        If securities are issued only as a global security, an investor should be aware of the following:

  •
  An investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

  •
  An investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

  •
  An investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

  •
  An investor may not be able to pledge his or her interest in the global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

  •
  The depositary's policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor's interest in the global security. We and any applicable trustee have no responsibility for any aspect of the depositary's actions or for its records of ownership interests in the global security. We and the trustee also do not supervise the depositary in any way;

  •
  The depositary may, and we understand that DTC will, require that those who purchase and sell interests in the global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

  •
  Financial institutions that participate in the depositary's book-entry system, and through which an investor holds its interest in the global security, may also have their own policies affecting payments, notices and other matters relating to the securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will be Terminated

        In a few special situations described below, a global security will terminate and interests in it will be exchanged for physical certificates representing those interests.

        After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

        A global security will terminate when the following special situations occur:

  •
  if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

  •
  if we notify any applicable trustee that we wish to terminate that global security; or

  •
  if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

        The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

        We may sell the securities covered by this prospectus in any of three ways (or in any combination):

  •
  to or through underwriters or dealers;

  •
  directly to a limited number of purchasers or to a single purchaser; or

  •
  through agents.

        The prospectus supplement will set forth the terms of the offering of the securities covered by this prospectus, including:

  •
  the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;

  •
  any over-allotment options under which underwriters may purchase additional securities from us;

  •
  any underwriting discounts or commissions or agency fees and other items constituting underwriters' or agents' compensation;

  •
  the initial public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

  •
  any securities exchanges or markets on which the securities may be listed.

        Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

        Underwriters may offer and sell the offered securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters' obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

        We may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

        We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

        Agents and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

        All securities we offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

        Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

LEGAL MATTERS

        The validity of the issuance of the securities offered hereby will be passed upon for us by the law firm of Kramer, Coleman, Wactlar & Lieberman, P.C., Jericho, New York. Certain members of the firm own an aggregate 1,800 shares of our common stock. For the fiscal year ended June 30, 2003, we paid approximately $488,000 in legal fees to the firm.

EXPERTS

        The consolidated financial statements and schedule of Aeroflex Incorporated and subsidiaries as of June 30, 2003 and 2002, and for each of the years in the three-year period ended June 30, 2003, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference room at 450 Fifth Street, NW, Washington, D.C. 20549, and at the SEC's public reference rooms in Chicago, Illinois and New York, New York. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public on the SEC's Website at "http://www.sec.gov."

        The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934. The documents we are incorporating by reference are:

  •
  Our annual report on Form 10-K for our fiscal year ended June 30, 2003;

  •
  Our quarterly report on Form 10-Q for our fiscal quarter ended September 30, 2003;

  •
  Our proxy statement filed on October 6, 2003;

  •
  Our reports on Form 8-K and Form 8-K/A dated September 3, 2003; and

  •
  The description of our common stock contained in the registration statement on Form 8-A (File No. 0-02324), including all amendment or reports filed for the purpose of updating such description.

        We also incorporate by reference each of the following documents that we file with the SEC after the date of this prospectus until the particular offering is completed or after the date of the initial registration statement and prior to the effectiveness of the registration statement:

  •
  Reports filed under Section 13(a) and (c) of the Exchange Act;

  •
  Definitive proxy or information statements filed under Section 14 of the Exchange Act in connection with any subsequent stockholders' meeting; and

  •
  Any reports filed under Section 15 of the Exchange Act.

        You may request a copy of these filings at no cost, by writing or telephoning our Secretary at the following address:

Aeroflex Incorporated
35 South Service Road
Plainview, New York 11803
(516) 694-6700

        In addition, we make available free of charge on our website at www.Aeroflex.com our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) under the Exchange Act as soon as reasonable practicable after we electronically file such material with, or furnish it to, the SEC.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

SEC Registration Fee	$10,113
Accounting Fees and Expenses	5,000
Legal Fees and Expenses	10,000
Printing and Miscellaneous Expenses	14,887

Total	$40,000	*

*
Other that the SEC registration fee, all amounts are estimates.

Item 15.    Indemnification of Directors and Officers

        Under provisions of the By-Laws of the Company, each person who is or was a director or officer of the Company may be indemnified by the Company to the full extent permitted or authorized by the General Corporation Law of Delaware.

        Under such law, to the extent that such person is successful on the merits of defense of a suit or proceeding brought against him by reason of the fact that he is a director or officer of the Company, he shall be indemnified against expenses (including attorneys' fees) reasonably incurred in connection with such action.

        If unsuccessful in defense of a third-party civil suit or if a criminal suit is settled, such a person may be indemnified under such law against both (1) expenses (including attorneys' fees) and (2) judgments, fines and amounts paid in settlement if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company, and with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful.

        If unsuccessful in defense of a suit brought by or in the right of the Company, or if such suit is settled, such a person may be indemnified under such law only against expenses (including attorneys' fees) incurred in the defense or settlement of such suit if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company except that if such a person is adjudged to be liable in such suit for negligence or misconduct in the performance of his duty to the Company, he cannot be made whole even for expenses unless the court determines that he is fairly and reasonably entitled to indemnity for such expenses.

        The Company and its officers and directors of the Company are covered by officers and directors liability insurance. The Company has entered into Indemnification Agreements with certain of its officers and directors. The Agreements provide for reimbursement for all direct and indirect costs of any type or nature whatsoever (including attorneys' fees and related disbursements) actually and reasonably incurred in connection with either the investigation, defense or appeal of a Proceeding, as defined, including amounts paid in settlement by or on behalf of an Indemnitee.

Item 16.    Exhibits

1.1	Form of Underwriting Agreement—Debt. (1)
1.2	Form of Underwriting Agreement—Equity. (1)
1.3	Form of Underwriting Agreement—Warrants. (1)
3.1	Certificate of Incorporation, as amended. (Exhibit 3.1 to Form 10-Q for the quarter ended September 30, 2001).
3.2	By-Laws as amended (Exhibit 3.2 to Quarterly Report on Form 10-Q for the quarter ended September 30, 2001).
4.1	Specimen Common Stock Certificate (Incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-3 (File No. 333-46689)).
4.2
Rights Agreement, dated as of August 13, 1998, between Aeroflex Incorporated and American Stock Transfer & Trust Company, which includes the form of statement setting forth the terms of the Series A Junior Participating Preferred Stock as Exhibit A, the form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit C (incorporated by reference to Form 8-K filed with the SEC on August 14, 1998).
4.3	Form of Senior Debt Indenture.
4.4	Form of Subordinated Debt Indenture.
4.5	Form of Junior Subordinated Debt Indenture.
4.6	Form of Senior Note (1).
4.7	Form of Subordinated Note (1).
4.8	Form of Junior Subordinated Note (1).
4.9	Form of Common Stock Warrant Agreement and Warrant Certificate (1).
4.10	Form of Debt Securities Warrant Agreement and Warrant Certificate (1).
4.11	Form of Global Security (Senior Debt) (included in Exhibit 4.3).
4.12	Form of Global Security (Subordinated Debt) (included in Exhibit 4.4).
4.13	Form of Global Security (Junior Subordinated Debt) (included in Exhibit 4.5).
5.1	Opinion of Kramer, Coleman, Wactlar & Lieberman, P.C.
12.1	Statement Regarding Computation of Ratio of Earnings to Fixed Charges.
23.1	Consent of KPMG LLP
23.2	Consent of Kramer, Coleman, Wactlar & Lieberman, P.C. (included in Exhibit 5)
24	Powers of Attorney (included in the signature pages hereof).
25.1	Statement of Eligibility of Trustee under the Senior Debt Indenture.(1)
25.2	Statement of Eligibility of Trustee under the Subordinated Debt Indenture.(1)
25.3	Statement of Eligibility of Trustee under the Junior Subordinated Debt Indenture (1)

(1)
To be filed as an exhibit to a Current Report of the registrant on Form 8-K and incorporated herein by reference.

Item 17.    Undertakings

(a)
The undersigned Registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent fundamental change in the information set forth in the Registration Statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(l)(i) and (a)(l)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2)
That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended (the "Act"), each filing of the Registrant's annual report pursuant to Section 13 (a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report to security holders that is specifically incorporated by reference in the prospectus and to provide such interim financial information.

(d)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Plainview, New York on the 11th day of December, 2003.

Aeroflex Incorporated
By:	/s/ Harvey R. Blau Harvey R. Blau, Chairman of the Board

POWER OF ATTORNEY

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on December 11, 2003 by the following persons in the capacities indicated. Each person whose signature appears below also constitutes and appoints Harvey R. Blau and Michael Gorin, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Signature	Title
/s/ Harvey R. Blau Harvey R. Blau	Chairman of the Board (Chief Executive Officer)
/s/ Michael Gorin Michael Gorin	President and Director (Chief Financial Officer and Principal Accounting Officer)
/s/ Leonard Borow Leonard Borow	Executive Vice President, Secretary and Director (Chief Operating Officer)
/s/ Paul Abecassis Paul Abecassis	Director
/s/ Milton Brenner Milton Brenner	Director
/s/ Ernest E. Courchene, Jr. Ernest E. Courchene, Jr.	Director
/s/ Donald S. Jones Donald S. Jones	Director
/s/ Michael A. Nelson Michael A. Nelson	Director
/s/ Eugene Novikoff Eugene Novikoff	Director
/s/ Joseph E. Pompeo Joseph E. Pompeo	Director
/s/ John L. Smucker John L. Smucker	Director

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TABLE OF CONTENTS
ABOUT THIS PROSPECTUS
SUMMARY
RISK FACTORS
FORWARD-LOOKING STATEMENTS
FINANCIAL RATIOS
USE OF PROCEEDS
DIVIDEND POLICY
ABOUT AEROFLEX INCORPORATED
DESCRIPTION OF CAPITAL STOCK
DESCRIPTION OF DEBT SECURITIES
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 14. Other Expenses of Issuance and Distribution
  Item 15. Indemnification of Directors and Officers
  Item 16. Exhibits
  Item 17. Undertakings
SIGNATURES
POWER OF ATTORNEY